AMENDMENT NO. 2 TO
SEVERANCE AGREEMENT

This Amendment No. 2 to Severance Agreement, dated as of the 30th day of April, 2007 (this “Amendment”), is entered into by and between Affiliated Computer Services, Inc., a Delaware corporation (“Company”) and John H. Rexford, Executive Vice President of the Company (“Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Severance Agreement (defined below).

RECITALS:

WHEREAS, Company and Executive previously entered into that certain Severance Agreement on February 2, 2005 (the “Original Severance Agreement”) providing for certain protections in the event of a Change of Control of the Company, which Original Severance Agreement was amended by that certain Amendment No. 1 to Severance Agreement (“Amendment No. 1) dated February 6, 2006 (the Original Severance Agreement as amended by Amendment No. 1 is hereinafter referred to as the “Severance Agreement”);

WHEREAS, the Executive has been promoted to Chief Financial Officer of the Company and will participate in the Company’s bonus, with the Executive participating in the Special Executive FY07 Bonus Plan in fiscal year 2007 and it is contemplated that the Executive will participate in the Company’s incentive bonus plan in subsequent years;

WHEREAS, the Company and Executive desire to amend certain provisions of the Severance Agreement to reflect the change in the Executive’s status.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

Section 1. Amendment. Section 3(a) of the Severance Agreement is hereby amended in its entirety to read as follows:

(a) Severance Payments. Within two (2) business days after a Change of Control occurring in the periods indicated below, the Company shall pay the Executive a lump sum amount, in cash, equal to:

(i)	for a change in control occurring during the fiscal year ending June 30, 2007:

(A)	three (3) times the sum of:

(1)	the Executive’s per annum base salary in effect on the date of the Change of Control (“Base Salary”), and

(2)	the Executive’s Average Commission Payment; and

(B)	$750,000 multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed between the period from December 1, 2006 and June 30, 2007 and the denominator of which shall be 212.

(ii)	for a change in control occurring during the fiscal year ending June 30, 2008:

(A)	three (3) times the sum of:

(1)	the Executive’s per annum base salary in effect on the date of the Change of Control (“Base Salary”), and

(2)	the sum of (y) the amount paid to the Executive under his commission arrangement with the Company during the period from December 1, 2006 thru June 30, 2007, plus (z) the bonus that the Executive earned under the Company’s Special Executive FY07 Bonus Plan; provided that such sum shall not exceed $750,000; and

(B)	the Executive’s target bonus for the current fiscal year multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Company in the fiscal year in which the Change of Control occurs and the denominator of which shall be 365.

(iii)	for a change in control occurring after the fiscal year ending June 30, 2008:

(A)	three (3) times the sum of:

(1)	the Executive’s per annum base salary in effect on the date of the Change of Control (“Base Salary”), and

(2)	the Executive’s bonus for the immediately preceding fiscal year; and

(B)	the Executive’s target bonus for the current fiscal year multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Company in the fiscal year in which the Change of Control occurs and the denominator of which shall be 365.

Section 2. No Effect on Consistent Terms. All terms of the Severance Agreement, including but not limited to Section (i) and (iii) of the “Change of Control” definition, shall remain in place and in full force and effect and shall be unaffected by this Amendment.

Section 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND ENFORCEABLE UNDER, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE IN TEXAS WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF TEXAS.

Section 4. Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

AFFILIATED COMPUTER SERVICES, INC.

By:	Lynn Blodgett

Name: Title:	Lynn Blodgett Chief Executive Officer

EXECUTIVE:

John H. Rexford

John H. Rexford